EXHIBIT 10.30

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of November 7, 2007 (the "Effective Date) by and between EMPIRE FINANCIAL HOLDING, INC. a Florida corporation (the "Company"), and KEVIN A. CARRENO (the "Employee").

                                    RECITALS

         A. The Company wishes to employ the Employee on the terms and conditions set forth in this Agreement

         B. The Employee is entering into this agreement in order to make his services available to the Company, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

                                      TERMS

         1. Employment.

                  1.1 Employment and Term. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the Effective Date and ending November 6, 2010 unless sooner terminated as hereinafter provided (the "Employment Term").

                  1.2 Duties of Employee. The Employee shall serve as the Chief Operating Officer for Empire Financial Holding Company and its subsidiaries, including, Jesup and Lamont Securities, Inc., and Empire Financial Group, Inc., U.S. Securities and Exchange ("SEC") registered broker-dealers ("Broker Dealer Subsidiaries"). Employee shall be responsible for the strategic direction, management and effective operation of the Broker Dealer Subsidiaries. During the Employment Term, the Employee shall diligently perform all services as may be reasonably assigned to the Employee by the Company consistent with his position, and shall exercise such power and authority as may from time to time be delegated to the Employee by the Chief Executive Officer of the Company or the Board of Directors of the Company. The Employee shall devote all of the Employee's working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Employee is entitled), render such services to the best of the Employee's ability, and use the Employee's reasonable best efforts to promote the interests of the Company.

                  1.3 Place of Performance. In connection with his employment by the Company, the Employee shall be based at the Company's principal offices located in Longwood, Florida, except for travel reasonably necessary in connection with the Company's business.

         2. Compensation.

                  2.1 Salary. Commencing on the Effective Date of this Agreement, the Employee shall receive compensation at the annual rate of $250,000 during the term of this Agreement, with such salary payable in installments consistent with the Company's normal payroll schedule. The CEO and Board of Directors will annually review and adjust base compensation to reflect any cost of living adjustment or merit increases.

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                  2.2 Bonus. Employee shall be entitled to participate in the
"Senior Executive Employee Bonus Pool" during the Employment Term on the following basis: For the quarter ended December 31, 2007, Employee shall be entitled to prorata share of any bonus pool adjusted for the partial year of employment during 2007. For all subsequent years, Employee shall be entitled to a bonus distribution in accordance with the Company's policies in effect at that time.

                  2.4 Withholding. All payments to be made to Employee hereunder shall be subject to applicable withholding and other taxes.

                  2.5 Stock Grant. Upon execution of this Agreement, Employee shall be granted 100,000 shares of the Common Stock of the company. The shares granted pursuant to this provision shall vest in equal 1/3 amounts each year for 3 years.

                  2.6 Options. Upon execution of this Agreement, the Company shall grant Employee a five-year option to purchase 200,000 shares of the Common Stock of the Company, at a price per share equal to 110% of the closing price on the day on which the approval is obtained (or if such day is not a "trading day", the closing price on the immediately preceding "trading day"). The options granted pursuant to this provision shall vest in equal 1/3 amounts each year for 3 years.

                  2.7 Stock Purchase Advance. The company shall advance up to $100,000 to Employee for the sole purpose of purchasing shares of Common Stock of the Company. Employee shall utilize the loan proceeds to match purchases made by Employee of the Common Stock during the initial 90 days of employment up to a maximum of $100,000. Any shares purchased utilizing the $100,000 grant shall vest in equal increments over the term of this agreement. Any amount advanced under this paragraph shall be treated as an advance of any bonus payable during calendar year 2008.

         3. Expense Reimbursement and Other Benefits.

                  3.1 Expense Reimbursement . During the Employment Term, the Company, upon the submission of reasonable supporting documentation by the Employee, shall reimburse the Employee for all reasonable approved expenses actually paid or incurred by the Employee in the course of and pursuant to the business of the Company, including expenses for travel and entertainment.

                  3.2 Other Benefits. During the Employment Term, the Employee shall be entitled to participate to the extent he qualifies, in any profit-sharing or retirement plans, life or health insurance plans or other benefit plans maintained by the Company, upon such terms and conditions as are made available to similarly-situated executive employees of the Company, generally.

                  3.3 Vacation. During the term of this Agreement, the Employee shall be entitled to 3 (three weeks) paid vacation in accordance with the appropriate plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time hereafter with respect to other key Employees of the Company and its subsidiaries.

         4. Termination.

                  4.1 Termination for Cause. Notwithstanding anything contained to the contrary in this Agreement, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) a material failure or refusal of the Employee to perform the duties or render the services assigned under this Agreement, or other material breach of this Agreement, which is not remedied within ten business days after receipt of written notice from the Company, (ii) the indictment of the Employee for any criminal act which is a felony, or (iii) Employee willingly engaging in misconduct which is materially injurious to the Company, monetarily or otherwise, including, but not limited to, engaging in any conduct which constitutes a crime under federal, state or local laws. Upon any termination pursuant to this Section, the Employee shall only be entitled to be paid his Base Salary to the date of termination and

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the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

                  4.2 Disability. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Employee, shall at all times have the right to terminate this Agreement, and the Employee's employment hereunder, if the Employee shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 90 days in any 12-month period. Upon any termination pursuant to this Section, the Employee shall be entitled to be paid his Base Salary and commissions due to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

                  4.3 Death. In the event of the death of the Employee during the term of his employment hereunder, the Company shall pay to the estate of the deceased Employee an amount equal his Base Salary to the date of death and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

         5. Early Termination and Severance.

                  5.1 Early Termination . In the event of any sale, merger, acquisition or transfer of all or substantially all of the assets of the Company to an unaffiliated entity, all unvested or restricted shares or options shall immediately vest and may be exercised or sold or otherwise liquidated.


                  5.2 Termination Due to Sale. In the event the Agreement is terminated by the Company due to a sale, merger or acquisition of all of the assets of the Company, the Company agrees to pay employee a severance payment equal to one year's compensation or $250,000, whichever is greater.


                  5.3 Severance. In the event Employee is terminated for cause as set forth in paragraph 4.1, the Company is not obligated to pay any severance. In the event the Agreement is terminated by the Company for any reason other than for cause or a sale, merger or acquisition of all of the assets of the Company, the Company agrees to pay employee a severance payment equal to six month's compensation.

         6. Restrictive Covenants.

                  6.1 Confidential Information. The Employee hereby acknowledges that the Employee will or may be making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to the Company and its operations, including, but not limited to, its business, the identities of its customers, its data base information, its business practices, marketing strategies, expansion plans, contracts, business records and other records, trade secrets, techniques, know-how, and other similar information relating to the Company (all the foregoing regardless of whether same was known to the Employee prior to the date hereof is hereinafter referred to collectively as "Confidential Information"). The Employee further recognizes and acknowledges that all Confidential Information is the exclusive property of the Company, is material and confidential, and greatly affects the legitimate business interests, goodwill and effective and successful conduct of the Company's business. Accordingly, the Employee hereby covenants and agrees that he will use the Confidential Information only for the benefit of the Company and shall not at any time, directly or indirectly, either during the Employment Term of or afterward, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for the Employee's own benefit or for the benefit of others.

                  6.2 Non-Solicitation of Customers. During the Employment Term and for a period of two (2) years from expiration thereof, Employee will not directly or indirectly:

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                           (i) solicit business from any of the Company's
                  customer accounts existing at the date hereof or at any time during the Employment Term;

                           (ii) handle or manage accounts belonging to any such
                  customers for any other business;

                  6.3 Non-Solicitation of Employees, etc. During the Employment Term and for a period of one (1) year from expiration thereof, you will not directly or indirectly:

                           (ii) attempt to employ or enter into any contractual
                  arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months; or

                           (ii) attempt to employ or enter into any contractual
                  arrangement with any independent financial advisors or brokers for whom the Company provides services on the date hereof or at any time during the Employment Term, unless such independent contractor has not had a contractual relationship with the Company for a period in excess of six months.

                  6.4 Equitable Relief. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in this Article 5 will cause irreparable injury to the Company's and its subsidiaries' legitimate business interests and goodwill and that such injury would not be adequately compensated by monetary damages. Accordingly, the Employee recognizes and hereby acknowledges that the Company and any of its subsidiaries shall be entitled to specific performance of any of the provisions of this Article 5 and an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Article 5 by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction and specific performance shall be cumulative and in addition to whatever other remedies the Company or its subsidiaries may possess.

                  6.5 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Employee or otherwise coming into the Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Employee's employment hereunder or on the Company's request at any time.

                  7. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without application of any conflicts of laws principles, and any proceeding shall be heard in the state or federal courts located in Seminole County, Florida. The parties hereto hereby consent to personal jurisdiction in such venue and waive any claim or argument that such venue is inconvenient or improper.

                  8. Notices: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or three days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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If to the Company:                  Empire Financial Holding Company
                                    2170 West SR 434, Suite 100
                                    Longwood, Florida 32750
                                    Attention:  Mr. Donald Wojnowski, Jr.,
                                                President & CEO

If to the Employee:                 Kevin A. Carreno
                                    2916 Sandpiper Place
                                    Clearwater, FL  33762

or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         9. Successors.

                  (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee other than the transfers of benefits hereunder by will or the laws of descent and distribution.

                  (b) This Agreement shall inure to the benefit of, be enforceable by and be binding upon the Company's successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         10. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area, which would cure such invalidity.

         11. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         12. Damages. Nothing contained herein shall be construed to prevent the Company or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.

         13. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Employee, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

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         14. Conflicts With Other Agreements. The Employee represents to the
Company that the Employee's execution and performance of this Agreement does not violate the provisions of any employment, non-competition or other agreement to which the Employee is a party or by which the Employee is bound.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                        COMPANY :

                                        EMPIRE FINANCIAL HOLDING, INC.

By: /s/ Steven M. Rabinovici            November 7, 2007

Steven M. Rabinovici                    Date
Chairman
Empire Financial Group, Inc.



                                        EMPLOYEE :

/s/ Kevin A. Carreno                    November 7, 2007

Kevin A. Carreno                        Date


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